As filed with the Securities and Exchange Commission on June 1, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OceanFirst Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	22-3412577
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

110 West Front Street

Red Bank, New Jersey 07701

(732) 240-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven J. Tsimbinos, Esq.

OceanFirst Financial Corp.

110 West Front Street

Red Bank, New Jersey 07701

Phone: (732) 240-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Edgar J. Lewandowski, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Phone: (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

PROSPECTUS

OCEANFIRST FINANCIAL CORP.

22,773,278 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 22,773,278 shares of common stock, par value $0.01 per share (“Common Stock”), by the selling securityholders listed in the section of this prospectus entitled “Selling Securityholders” (the “Selling Securityholders”) which are comprised of: (a) 9,574,639 shares of Common Stock, (b) 1,812,000 shares of Common Stock issuable upon conversion of outstanding shares of Non-Voting Common Equivalent Stock, par value $0.01 per share (the “NVCE Stock”), and (c) 11,386,639 shares of Common Stock issuable upon conversion of NVCE Stock underlying the warrant (the “Warrant”). The outstanding shares of Common Stock, the outstanding shares of NVCE Stock and the outstanding Warrant were issued to the Selling Securityholders pursuant to a private placement on June 1, 2026 (the “Transaction”).

The shares of Common Stock being registered for resale in this Form S-3 shall be referred to herein as the “Securities.”

Our registration for resale of the Securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the Securities. The Selling Securityholders may offer and sell the Securities in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 13 of this prospectus. We will not receive any proceeds from the sale of Securities sold by the Selling Securityholders.

Our common stock is listed on the NASDAQ Global Select Market System under the symbol “OCFC.” On May 29, 2026, the last reported sale price of our common stock on the NASDAQ Global Select Market System was $18.79 per share.

Investing in the Securities involves a number of risks. See “Risk Factors” on page 5 before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 1, 2026.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the Securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Securities offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read and are available to the public on the SEC’s website at http://www.sec.gov or at the SEC offices as described under the heading “Incorporation of Certain Documents by Reference” on page 16.

Neither we nor the Selling Securityholders have authorized any person to give any information or to make any statement other than those contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that other persons may give you. This prospectus and any related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any related prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any related prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “OceanFirst,” “OceanFirst Financial” or the “Company” as used in this prospectus refer to OceanFirst Financial Corp. and its subsidiaries, including OceanFirst Bank, National Association, a national banking association and a wholly-owned subsidiary of OceanFirst, which we sometimes refer to as “OceanFirst Bank” or the “Bank,” except that such terms refer to only OceanFirst Financial Corp. and not its subsidiaries in the sections entitled “Description of Common Stock.”

THE COMPANY

General

OceanFirst is incorporated under Delaware law and serves as the holding company for OceanFirst Bank. OceanFirst common stock is listed on the Nasdaq under the symbol “OCFC.” OceanFirst Bank, founded in 1902, is an approximately $23 billion regional bank serving business and retail customers throughout New Jersey, New York, Long Island, and the major metropolitan areas from Massachusetts through Virginia. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services, and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.

OceanFirst’s principal executive office is located at 110 West Front Street, Red Bank, New Jersey 07701 and its telephone number at that location is (732) 240-4500. OceanFirst’s website is www.oceanfirst.com. Information contained on or accessible through our website is not incorporated by reference in and does not form a part of this prospectus. Additional information about OceanFirst and its subsidiaries is included in documents incorporated by reference in this prospectus. See the section of this prospectus entitled “Incorporation of Certain Documents by Reference” beginning on page 16.

Recent Developments

Effective as of June 1, 2026, OceanFirst completed its previously announced transaction with Flushing Financial Corporation, a Delaware corporation (“Flushing”) pursuant to the Agreement and Plan of Merger, dated December 29, 2025 (the “Merger Agreement”) with Flushing, and Apollo Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company. For additional information, please see the Current Report on Form 8-K filed by OceanFirst with the SEC on June 1, 2026 which is incorporated by reference into this prospectus.

THE OFFERING

Items	Description
Shares of Common Stock Offered by the Selling Securityholders	22,773,278

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. See the section titled “Selling Securityholders”.

Market for Securities	Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “OCFC.” As of May 26, 2026, there were 57,600,069 shares of Common Stock outstanding.

Risk Factors	Investing in the Securities involves substantial risks. See “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in the Securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or discussed in documents incorporated by reference in this prospectus.

Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus, in any risk factors described in a supplement to this or in other filings we make with the SEC.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. We undertake no obligation to revise or update the forward-looking statements contained in this prospectus at any time.

RISK FACTORS

Investing in our securities involves risk. See the risk factors in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We will receive no proceeds from the sale of any of the Securities by the Selling Securityholders. See the section titled “Selling Securityholders.”

The Selling Securityholders will pay any underwriting discounts and commissions attributable to the sale of the Securities and any similar expenses they incur in disposing of the Securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees, underwriting fees customarily paid by issuers or sellers of securities and fees and expenses of our legal counsel and accountants in connection with the registration of the Securities covered by this prospectus.

DESCRIPTION OF COMMON STOCK

The following summary description of our Common Stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, as amended (the “Certificate of Incorporation”), and our bylaws, as amended and restated (the “Bylaws”). This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our Certificate of Incorporation and Bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Common Stock,” the terms “OceanFirst Financial Corp.,” “OceanFirst,” the “Company,” “we,” “our” and “us” refer to OceanFirst Financial Corp., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

Authorized Capital Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. The number of authorized shares of any class may be increased or decreased by an amendment to our Certificate of Incorporation proposed by our board of directors and approved by a majority of outstanding shares entitled to vote on the issue at a meeting at which a quorum exists.

OceanFirst’s Certificate of Incorporation currently authorizes the issuance of up to 150,000,000 shares of common stock. As of May 26, 2026, there were (a) 57,600,069 shares of OceanFirst common stock outstanding, 63,329,377 shares issued, (b) 5,729,308 shares of OceanFirst common stock held in treasury, (c) 1,160,665 shares issuable upon the exercise of outstanding stock options to purchase shares of OceanFirst common stock granted under certain OceanFirst equity compensation plans and the equity compensation plans of acquired companies, (d) 644,539 shares of stock awards or 1,611,347 shares of stock options reserved for issuance under certain OceanFirst equity compensation plans, and (e) no other shares of capital stock or equity or voting securities of OceanFirst issued, reserved for issuance or outstanding.

Preemptive Rights; Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provisions

OceanFirst common stock does not have preemptive rights, redemption rights, conversion rights, or any sinking fund or redemption provisions.

Voting Rights

The holders of OceanFirst common stock have exclusive voting rights in OceanFirst. They elect the OceanFirst board of directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the OceanFirst board of directors. Generally, holders of common stock are entitled to one vote per share and do not have any right to cumulate votes in the election of directors. The OceanFirst Certificate of Incorporation provides that stockholders, who beneficially own, directly or indirectly, in excess of 10% of the then-outstanding shares of OceanFirst common stock are not entitled to any vote with respect to the shares held in excess of the 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate as well as persons acting in concert with such person or entity. If we issue shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote, which is calculated after giving effect to the provision in our Certificate of Incorporation limiting voting rights as described above. Our stockholders are not permitted to act by written consent.

Liquidation Rights

In the event of OceanFirst’s liquidation, dissolution or winding up, holders of common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of OceanFirst available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution. In the event of any liquidation, dissolution or winding up of OceanFirst Bank, OceanFirst, as the holder of 100% of OceanFirst Bank’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of OceanFirst Bank, including all deposit accounts and accrued interest thereon, and after distribution to eligible account holders and supplemental eligible account holders of the balance in the special liquidation account established in connection with OceanFirst Bank’s conversion to stock form in 1996, all assets of OceanFirst Bank available for distribution.

Dividend Rights

Holders of OceanFirst common stock are entitled to receive ratably such dividends as may be declared by the OceanFirst board of directors out of legally available funds. The ability of the OceanFirst board of directors to declare and pay dividends on OceanFirst common stock is subject to the terms of applicable Delaware law and banking regulations. If OceanFirst issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends. OceanFirst’s principal source of income is dividends that are declared and paid by OceanFirst Bank on its capital stock. Therefore, our ability to pay dividends is dependent upon its receipt of dividends from OceanFirst Bank. Insured depository institutions such as OceanFirst Bank are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized,” as such term is defined in the applicable law and regulations. In the future, any declaration and payment of cash dividends will be subject to the OceanFirst board of directors’ evaluation of OceanFirst’s operating results, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations. The payment of cash dividends by OceanFirst in the future will also be subject to certain other legal and regulatory limitations and ongoing review by OceanFirst’s banking regulators.

Assessment

All outstanding shares of OceanFirst common stock are fully paid and non-assessable.

Restrictions on Ownership

Banking laws impose notice, approval and ongoing regulatory requirements on any stockholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956, as amended (the “BHC Act”) and the Change in Bank Control Act of 1978, as amended (the “Change in Bank Control Act”). Among other things, these laws require regulatory filings by a stockholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution.

The determination whether an investor “controls” a depository institution is based on all of the facts and circumstances surrounding the investment. OceanFirst is a bank holding company and therefore the BHC Act would require any “bank holding company” (as defined in the BHC Act) to obtain prior approval of the Federal Reserve Board (the “FRB”) before acquiring more than 5% of OceanFirst common stock. Any person (other than a bank holding company) is required to provide prior notice to the FRB before acquiring 10% or more of OceanFirst common stock under the Change in Bank Control Act. Ownership by affiliated parties, or parties acting in concert, is typically aggregated for these purposes. Any person (other than an individual) who (a) owns, controls or has the power to vote 25% or more of any class of OceanFirst’s voting securities; (b) has the ability to elect or appoint a majority of the OceanFirst board of directors; or (c) otherwise has the ability to exercise a “controlling influence” over OceanFirst, is subject to regulation as a bank holding company under the BHC Act.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements

Set forth below is a summary of the provisions of the Certificate of Incorporation and the Bylaws that could delay or prevent a change in control of the Company. The following description is only a summary and it is qualified by reference to the Certificate of Incorporation, the Bylaws and relevant provisions of the DGCL.

Blank Check Preferred Stock

The Certificate of Incorporation authorizes 5,000,000 undesignated shares of preferred stock and permits our board of directors to issue preferred stock with rights or preferences that could impede the success of any attempt to change control of the Company. For example, our board of directors, without stockholder approval, may create or issue preferred stock with conversion rights that could adversely affect the voting power of the holders of our common stock as well as rights to such preferred stock, in connection with implementing a stockholder rights plan. This provision may have a potential anti-takeover effect because the issuance of such preferred stock may delay or prevent a change of control of the Company. Furthermore, shares of preferred stock, if any are issued, may have other rights, including economic rights, senior to common stock, and, as a result, the issuance thereof could depress the market price of our common stock.

No Cumulative Voting

The Certificate of Incorporation and the Bylaws do not provide holders of our common stock cumulative voting rights in the election of directors. The absence of cumulative voting could have the effect of preventing stockholders holding a minority of our shares of common stock from obtaining representation on our board of directors. The absence of cumulative voting might also, under certain circumstances, render more difficult or discourage a merger, tender offer or proxy contest favored by a majority of our stockholders, the assumption of control by a holder of a large block of our stock or the removal of incumbent management.

Advance Notice Requirements for Stockholder Proposals and Director Nominees

The Bylaws require stockholders seeking to make nominations of candidates for election as directors or to bring other business before a meeting of our stockholders to provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to the Secretary at our principal executive offices not less than 90 days before the date of the annual meeting; provided, however, that if less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice must include certain information about the stockholder and the nominee or proposal as specified in the Bylaws. These advance notice provisions may restrict the ability of the stockholders to make nominations for directors at or bring business before a meeting of the Company’s stockholders.

Business Combinations with an Interested Stockholder

OceanFirst is also subject to Section 203 of the DGCL. Section 203 prohibits the Company from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:

•	before such date, the Company’s board of directors approve either the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•

the business combination is approved by the Company’s board of directors and authorized by a vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of the Company’s outstanding voting stock, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person. A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder.

Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to the Company and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

In addition, OceanFirst’s certificate of incorporation provides that a business combination with an interested stockholder requires the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of voting stock of OceanFirst, subject to the 10% voting restriction. The super-majority vote is not required for a business combination with an interested stockholder that is approved by a majority of disinterested directors or meets certain consideration value requirements. An interested stockholder is defined as: (1) any person who beneficially owns 10% or more of the voting power of OceanFirst’s voting stock; (2) an affiliate or associate of OceanFirst who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of OceanFirst; or (3) an assignee of shares of voting stock that were at any time within the two-year period immediately before the date in question beneficially owned by any interested stockholder.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or the Company.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “OCFC.”

Transfer Agent and Registrar

The transfer agent and registrar for OceanFirst’s common stock is Broadridge Corporate Issuer Solutions, Inc.

SELLING SECURITYHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Securityholders” includes the selling securityholders listed below and donees, pledgees, permitted transferees (including through any partnership distributions or in-kind distributions) or other successors-in-interest selling shares received after the date of this prospectus from the selling securityholders as a gift, pledge or other non-sale related transfer.

On June 1, 2026, in connection with the Transaction we entered into a Registration Rights Agreement with the Selling Securityholders, pursuant to which we agreed to register the resale of the Securities.

The Securities to be offered by the Selling Securityholders pursuant to this prospectus are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Securityholders the opportunity to sell the Securities publicly. The registration of the Securities does not require that any of the Securities be offered or sold by the Selling Securityholders.

No estimate can be given as to the amount or percentage of Securities that will be held by the Selling Securityholders after any sales of Securities are made pursuant to this prospectus because the Selling Securityholders are not required to sell any of the Securities being registered hereunder. The table below assumes that the Selling Securityholders will sell all of the Securities listed in this prospectus and that they do not purchase additional Securities.

We have prepared the table below based on written representations and information furnished to us by or on behalf of the Selling Securityholders. Since the date on which the Selling Securityholders provided this information, the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of the Securities in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes to the table below, we believe that (1) the Selling Securityholders are not broker-dealers or affiliates of a broker-dealer, (2) the Selling Securityholders do not have direct or indirect agreements or understandings with any person to distribute its respective Securities, and (3) the Selling Securityholders have sole voting and investment power with respect to all Securities beneficially owned. To the extent any Selling Securityholder is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Securityholders may change over time. Any changed information will be set forth in amendments or supplements to this prospectus, if required.

The following table sets forth information with respect to the beneficial ownership of our Common Stock held, as of June 1, 2026, by the Selling Securityholders and the number of Securities being offered hereby and information with respect to Securities to be beneficially owned by the Selling Securityholders after completion of this offering. Beneficial ownership for each Selling Securityholder has been calculated assuming that all conditions precedent to the conversion of the outstanding NVCE Stock and the NVCE Stock issuable upon exercise of the Warrant have been satisfied.

	Securities Beneficially Owned Prior to the Offering*	Securities Being Registered for Resale(3)	Securities Beneficially Owned After Completion of the Offering*(4)
	Shares of Common Stock(1)	Shares of Common Stock(2)	Shares of Common Stock(1)%
Entities affiliated with Warburg Pincus LLC(5)	22,773,278	22,773,278	—	—

*

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For purposes of this table, shares not outstanding that are subject to options, warrants, rights or conversion privileges that may be exercisable by any Selling Securityholder (as such term is defined in this prospectus) are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
(1)

The number of shares of Common Stock listed for the selling securityholder assumes that all shares of the NVCE Stock are immediately convertible into shares of Common Stock in the hands of the selling securityholder. The number of shares of Common Stock listed in this column includes the shares of Common Stock issuable upon conversion of the shares of the NVCE stock issuable upon exercise of the Warrant held by the selling securityholders.

(2)

The number of shares of Common Stock listed for the selling securityholder assumes that all shares of the NVCE Stock and, upon the exercise of the Warrant, the NVCE Stock are immediately convertible into shares of Common Stock in the hands of the selling securityholder, subject to the terms of the Certificate of Designations of the Company with respect to the NVCE Stock, including with respect to any issuance upon a “Convertible Transfer” (as defined therein).

(3)

Represents the number of Securities being registered on behalf of the selling securityholder pursuant to this registration statement, which may be more than the total number of Securities beneficially owned by such selling securityholder.

(4)

Assumes that the selling securityholders dispose of all of the shares of Common Stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of Common Stock. The registration of the Securities does not necessarily mean that the selling securityholders will sell all or any portion of the Securities covered by this prospectus.

(5)

The entities affiliated with Warburg Pincus LLC which are Selling Securityholders are WPGG 14 Orion Investments, L.P., a Delaware limited partnership (“WPGG14 Investor”) and WPFS II Orion Investments, L.P., a Delaware limited partnership (“WPFSII Investor”). The equity interests of WPGG14 Investor are held by (i) Warburg Pincus (Callisto) Global Growth 14 (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP Callisto 14”); (ii) Warburg Pincus (Europa) Global Growth 14 (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP Europa 14”); (iii) Warburg Pincus Global Growth 14-B (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP Global Growth 14-B”); (iv) Warburg Pincus Global Growth 14-E (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP Global Growth 14-E”); (v) Warburg Pincus Global Growth 14 Partners (Cayman), L.P., a Cayman Islands exempted limited partnership (“Warburg Pincus Global Growth 14 Partners”); and (vi) WP Global Growth 14 Partners (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP Global Growth 14 Partners” and, together with WP Callisto 14, WP Europa 14, WP Global Growth 14-B, WP Global Growth 14-E and Warburg Pincus Global Growth 14 Partners, the “WP Global Growth 14 Funds”). The equity interests of WPFSII Investor are held by (i) Warburg Pincus Financial Sector II (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP Financial Sector II”); (ii) Warburg Pincus Financial Sector II-E (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP Financial Sector II-E”); and (iii) Warburg Pincus Financial Sector II Partners (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP Financial Sector II Partners” and, together with WP Financial Sector II and WP Financial Sector II-E, the “WP Financial Sector II Funds”). WPGG 14 Orion Investments GP, LLC, a Delaware limited liability company is the general partner of WPGG14 Investor. Warburg Pincus (Cayman) Global Growth 14 GP, L.P., a Cayman Islands exempted limited partnership (“WPGG Cayman 14 GP”), is the general partner of each of the WP Global Growth 14 Funds. WPFS II Orion Investments GP, LLC, a Delaware limited liability company, is the general partner of WPFSII Investor. Warburg Pincus (Cayman) Financial Sector II GP, L.P., a Cayman Islands exempted limited partnership (“WPFS Cayman II GP”), is the general partner of each of the WP Financial Sector II Funds. Warburg Pincus (Cayman) Financial Sector II GP LLC, a Cayman Islands exempted limited liability company (“WPFS Cayman II GP LLC”), is the general partner of WPFS Cayman II GP. Warburg Pincus (Cayman) Global Growth 14 GP LLC, a Cayman Islands exempted limited liability company (“WPGG Cayman 14 GP LLC”), is the general partner of WPGG Cayman 14 GP. Warburg Pincus Partners II (Cayman), L.P., a Cayman Islands exempted limited partnership (“WPP II Cayman”), is the managing member of WPGG Cayman 14 GP LLC and WPFS Cayman II GP LLC. Warburg Pincus (Bermuda) Private Equity GP Ltd., a Bermuda exempted company (“WP Bermuda GP”), is the general partner of WPP II Cayman. Warburg Pincus LLC, a New York limited liability company, is the manager of the WP Global

Growth 14 Funds and the WP Financial Sector II Funds. Investment and voting decisions with respect to the securities held by the Selling Securityholders are made by an investment committee comprised of three or more individuals. All members of such investment committee disclaim beneficial ownership of such securities. All indirect holders of such securities disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The address of the Selling Securityholders is 450 Lexington Avenue, New York, New York 10017. The shares reported under “Securities Being Registered for Resale—Shares of Common Stock” represents (a) 9,574,639 shares of Common Stock currently held by the Selling Stockholders, (b) 1,812,000 shares of Common Stock issuable upon the conversion of NVCE Stock currently held by the Selling Securityholders, and (c) 11,386,639 shares of Common Stock that are issuable upon the conversion of NVCE Stock that are issuable upon the exercise of the Warrant currently held by the Selling Securityholders.

PLAN OF DISTRIBUTION

We are registering the offer and resale of the Securities to permit the resale of the Securities by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholders of the Securities. We will bear all costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus.

Each Selling Securityholder may sell all or a portion of the Securities beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, such Selling Securityholder will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of Securities. These sales may be effected in transactions that may involve cross or block transactions. The Selling Securityholders may also use one or more of the following methods when disposing of the Securities or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in settlement of short sales;

•	subject to the Registration Rights Agreement, through one or more underwritten offerings or marketed underwritten offerings on a firm commitment or best efforts basis;

•	in sales pursuant to Rule 144 under the Securities Act;

•	whereby broker-dealers may agree with such Selling Securityholder to sell a specified number of such Securities at a stipulated price;

•	directly to one or more purchasers;

•	through delayed delivery requirements;

•	by pledge to secured debts and other obligations or any transfer upon the foreclosure under such pledge;

•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of Securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders, other than affiliates of the Company, would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement to permit the distributees to use this prospectus to resell the securities acquired in the distribution.

If any Selling Securityholder effects such transactions by selling Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Securityholder or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The obligations of any such underwriters to purchase the Securities will be subject to certain conditions. In connection with sales of the Securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Securities in the course of hedging in positions they assume. The Selling Securityholders may also sell the Securities short and deliver Securities covered by this prospectus to close out short positions and to return borrowed Common Stock in connection with such short sales. The Selling Securityholders may also loan or pledge Securities to broker-dealers that in turn may sell such Securities.

The Selling Securityholders may pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The Selling Securityholders also may transfer and donate the Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholders and any broker-dealer participating in the distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any, in such a case, such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states of the United States, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states of the United States, the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The aggregate proceeds to the Selling Securityholders from the sale of the Securities offered will be the purchase price of the Securities less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Securities to be made directly or through agents. There can be no assurance that the Selling Securityholders will sell any or all of the Securities registered hereunder.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Securities by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Common Stock. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

We will pay all expenses of the registration of the Securities pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the Company will not be responsible for any underwriting discounts or commissions attributable to the sale of the Securities. We will indemnify the Selling Securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Securityholders will be entitled to contribution. We may be indemnified by the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

There can be no assurance that any Selling Securityholder will sell any or all of the Securities registered pursuant to the registration statement, of which this prospectus forms a part. Once sold hereunder, the Securities will be freely tradable in the hands of persons other than our affiliates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;

•

our Current Reports on Form 8-K filed with the SEC on January 5, 2026; January  22, 2026; April  7, 2026; April  15, 2026; April  27, 2026; and June 1, 2026 (except for the disclosures made under Item 2.02 or Item 7.01 of any such Current Report on Form 8-K, including the related exhibits, which are deemed furnished, and not filed, in accordance with the SEC’s regulations);

•

our Definitive Proxy Statement on Schedule 14A filed on April  27, 2026 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025); and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 8, 1996, as updated by Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, including any other amendments or reports filed for the purpose of updating such.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s website at www.sec.gov. You may request a copy of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

OceanFirst Financial Corp.

Attention: Investor Relations

110 West Front Street

Red Bank, New Jersey 07701

(888) 623-2633 Ext. 27516

LEGAL MATTERS

Unless otherwise specified in any applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement relating to such offering.

EXPERTS

The financial statements of OceanFirst Financial Corp. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus by reference to OceanFirst Financial Corp.’s Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of OceanFirst Financial Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Flushing Financial Corporation as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 incorporated by reference in this Prospectus by reference to OceanFirst Financial Corp’s Current Report on Form 8-K, filed with the SEC on June 1, 2026 have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

22,773,278 Shares of Common Stock

Prospectus

    , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Expenses payable in connection with the registration and distribution of the securities being registered hereunder, all of which will be borne by the registrant, are as follows. All amounts are estimates, except the Securities and Exchange Commission registration fee.

Filing fee – Securities and Exchange Commission	$58,874
Printing expenses	15,000
Legal fees and expenses	200,000
Accounting fees and expenses	25,000
Total	$298,874

The amounts set forth above do not include expenses of preparing and printing any accompanying prospectus supplements, listing fees, transfer agent fees, and other expenses related to offerings of particular securities from time to time. Estimated fees and expenses associated with future offerings will be provided in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

The registrant’s Certificate of Incorporation and Bylaws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. The registrant also has indemnification agreements with its directors and officers. In addition, the registrant maintains liability insurance for its directors and officers.

Item 16.	Exhibits

The Exhibit Index appearing before the signature pages below is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of

1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement for common stock*

3.1	Certificate of Incorporation of the registrant (incorporated by reference from Exhibit 3.1 to the registrant’s Form S-1, Registration No. 33-80123, effective May 13, 1996, as amended)

3.2	Registrant’s Certificate of Designations relating to a new class of non-voting, common-equivalent stock (incorporated by reference from Exhibit 3.1 to the registrant’s Form 8-K filed on June 1, 2026)

3.3	Registrant’s Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to the registrant’s Form 8-K filed on April 26, 2019)

4.1	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.0 of the registrant’s registration statement on Form S-1, Registration No. 33-80123, effective May 13, 1996, as amended)

4.2	Registration Rights Agreement (incorporated by reference from Exhibit 10.2 of the registrant’s Form 8-K filed on June 1, 2026)

5.1	Opinion of Simpson Thacher & Bartlett LLP**

23.1	Consent of Deloitte & Touche LLP**

23.2	Consent of BDO USA, P.C.**

23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)**

24.1	Power of Attorney (included on the signature page of this registration statement)**

107.1	Filing Fee Table**

*

To be filed subsequently by an amendment to the Registration Statement or by a Current Report on Form 8-K of the Registrant that is incorporated by reference in the Registration Statement or any such amendment.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on the 1st day of June, 2026.

OCEANFIRST FINANCIAL CORP.

By:	/s/ Christopher D. Maher
Name:	Christopher D. Maher
Title:	President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

The undersigned directors and officers of OceanFirst Financial Corp. hereby severally constitute and appoint Christopher D. Maher and Steven J. Tsimbinos, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities on the 1st day of June, 2026.

Signature	Title

/s/ Christopher D. Maher Christopher D. Maher	President, Chief Executive Officer/Director (Principal Executive Officer)

/s/ Patrick S. Barrett Patrick S. Barrett	Senior Executive Vice President/Chief Financial Officer (Principal Financial Officer)

/s/ Patrick Chong Patrick Chong	Principal Accounting Officer (Principal Accounting Officer)

/s/ John R. Buran John R. Buran	Director

/s/ Dalila Wilson-Scott Dalila Wilson-Scott	Director

/s/ Grace C. Torres Grace C. Torres	Director

Signature	Title

/s/ Steven Scopellite Steven Scopellite	Director

/s/ Nicos Katsoulis Nicos Katsoulis	Director

/s/ Alfred A. DelliBovi Alfred A. DelliBovi	Director

/s/ Patricia L. Turner Patricia L. Turner	Director

/s/ Robert C. Garrett Robert C. Garrett	Director

/s/ Jack M. Farris Jack M. Farris	Director

/s/ Anthony R. Coscia Anthony R. Coscia	Director

/s/ Joseph J. Lebel III Joseph J. Lebel III	Director

/s/ Steven J. D’Iorio Steven J. D’Iorio	Director

/s/ Louis C. Grassi Louis C. Grassi	Director

/s/ Sam S. Han Sam S. Han	Director

/s/ Caren C. Yoh Caren C. Yoh	Director

/s/ Todd Schell Todd Schell	Director